UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2024

NiSource Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16189	35-2108964
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 with respect to the Series C Certificate of Elimination and the Series A Certificate of Elimination below is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificates of Elimination

On October 21, 2024, NiSource Inc. (the “Company”) filed a Certificate of Elimination (“Series C Certificate of Elimination”) to its Certificate of Incorporation with the Secretary of State of the State of Delaware to eliminate from the Certificate of Incorporation all matters set forth in the Certificate of Designations with respect to its Series C Mandatory Convertible Preferred Stock (the “Series C Preferred Stock”). As previously disclosed, pursuant to the terms of the Series C Certificate of Designations as of December 1, 2023, the shares of Series C Preferred stock were deemed to have automatically been transferred to NiSource Inc. and were thereupon retired and canceled and ceased to be outstanding for all purposes and all shares of Series C Preferred Stock were returned to the status of authorized but unissued preferred stock, par value of $0.01 per share, without designation as to series. All rights of the holders of such shares of Series C Preferred Stock have terminated. A copy of the Certificate of Elimination relating to the Series C Preferred Stock is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On October 21, 2024, the Company filed a Certificate of Elimination (“Series A Certificate of Elimination”) to its Certificate of Incorporation with the Secretary of State of the State of Delaware to eliminate from the Certificate of Incorporation all matters set forth in the Certificate of Incorporation related to the Series A Junior Participating Preferred Stock (the “Series A Junior Stock”) previously filed by the Corporation with the Secretary of State of the State of Delaware on October 30, 2000. The Series A Junior Stock shares were reserved for issuance upon the exercise of rights under the Corporation’s former shareholder rights plan, which formally expired in 2010, and no shares of Series A Junior Stock were ever issued or outstanding. A copy of the Certificate of Elimination relating to the Series A Junior Stock is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The full text of the Amended and Restated Article of Incorporation is attached hereto as Exhibit 3.3 and incorporated herein by reference.

Amended and Restated Bylaws

On October 21, 2024, in connection with a periodic review of the bylaws of NiSource Inc. (the “Company”), the Company’s board of directors (the “Board”) adopted amended and restated bylaws (the “Bylaws”), effective immediately. Among other things, the amendments effected by the Bylaws:

•

update certain provisions related to the adjournment of stockholder meetings and the list of stockholders entitled to vote to align such provisions with recent developments in Delaware law (Article IV, Sections (e) and (f));

•	update certain provisions related to proxies (Article IV, Section (j));

•

update the advance notice provisions for director nominations and proposals for other business to, among other things, align such provisions with recent developments in Delaware law (Article IV, Section (m));

•	require any director candidate to make himself or herself available to be interviewed by the Board (Article V, Section (a)); and

•	make certain administrative, modernizing, clarifying and conforming changes.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached hereto as Exhibit 3.4 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

3.1	Certificate of Elimination of the Company with respect to the Series C Preferred Stock, dated October 21, 2024, issued by NiSource Inc.

3.2	Certificate of Elimination of the Company with respect to the Series A Junior Participating Preferred Stock, dated October 21, 2024, issued by NiSource Inc.

3.3	Articles of Incorporation of NiSource Inc., as amended and restated through October 21, 2024.

3.4	Bylaws of NiSource Inc., as amended and restated through October 21, 2024.

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NISOURCE INC.

Date: October 22, 2024	By:	/s/ Kimberly S. Cuccia
Kimberly S. Cuccia
Senior Vice President, General Counsel and Corporate Secretary